UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 9, 2010

T.O.D. TASTE ON DEMAND INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-148928	75-3255056
(Commission File Number)	(IRS Employer Identification No.)

55 Hakeshet Street, Reuth, Israel 91708
 (Address of Principal Executive Offices, Zip Code)

972 8 926-3001
(Registrant's Telephone Number, Including Area Code)

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 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On February 9, 2010, T.O.D. Taste on Demand Inc. (the “Company”) entered into an agreement (the “Merger Agreement”) with Dragon Path International Limited, a British Virgin Islands corporation (“Dragon Path”) and the sole shareholder of Dragon Path. Pursuant to the terms of the Merger Agreement, (i) China Environmental Protection Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), will merge with and into Dragon Path (the “Merger”) and upon the merger of Merger Sub with Dragon Path, the name of the Company will change to China Environmental Protection Inc. and (ii) all the issued and outstanding stock of Dragon Path shall be exchanged for 95% of Common Stock of the Company, on a fully diluted basis.

Prior to the effectiveness of the Merger, (i) the Company is required to take all steps in order to effectuate a 4.61896118 to 1 reverse stock split so that immediately after such split and prior to the closing the Company will have on a post split basis 850,000 shares of common stock issued and outstanding and (ii) the entire current business and assets of the Company will be transferred to a newly formed wholly-owned subsidiary of the Company and spun off as a stock dividend to the shareholders of the Company. Furthermore, the $11,772 indebtedness owed by the Company to Mr. David Katzir, the Company’s Chief Executive Officer and a director and to KAEYO Investments Ltd., a principal shareholder of the Company, was converted to 58,860 shares of common stock of the Company based on the closing price of the Company’s stock on the OTCBB as of Friday, February 5, 2010.  Such 58,860 shares are pre-split and included in the 850,000 post split capitalization of the Company prior to the closing of the Merger.

Each of the Company, Dragon Path, Merger Sub and the shareholder of Dragon Path provided customary representations and warranties, pre-closing covenants and closing conditions in the Merger Agreement. Breaches of those representations and warranties will be secured by customary indemnification provisions. In addition, both the Company and Dragon Path agreed not to make or solicit any offers from any person regarding a transaction which would preclude the Merger.

The Merger shall close when all the closing conditions set forth in the Merger Agreement are satisfied, including without limitation, the reverse stock split and spin off of the business of the Company and the receipt of the requisite financial statements and other information required to report the Merger on a Current Report on Form 8-K.

Upon the closing of the Merger, the current officers of the Company will resign and Mr. Boping Li will become Chief Executive Officer and President and Ms. Alice Ye will become the Chief Financial Officer.

At closing, Mr. Asael Karfiol will resign as a director and Mr. Boping Li will become a director, and ten days after the 14f-1 Information Statement is filed and distributed to the shareholders of the Company, Mr. David Katzir will resign as a director and Mr.Yuqiang Wu  will become a director in his stead.

This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is referenced in Exhibit 10.1 to this report and incorporated herein by reference.

Dragon Path is a holding company whose only asset, held through a subsidiary, is 100% of the registered capital of Yixing Dragon Path Environment Technology Limited (“Yixing Dragon Path”), a limited liability company organized under the laws of the People’s Republic of China (“China” or “PRC”). Substantially all of Dragon Path's operations are conducted in China through Yixing Dragon Path, and through contractual arrangements with Yixing Dragon Path’s consolidated affiliated entity in China, Jiangsu Zhenyu Environmental Protection Technology Co. Ltd. (“Zhenyu”). Zhenyu is engaged in design, manufacture, and installation of water and sewage treatment equipment for environmental protection purposes, as well as providing high-quality after-sales services.

Section 9 – Financial Statements and Exhibits
Item 9.01                      Financial Statements and Exhibits

 (d) Exhibits

Exhibit 10.1	Agreement and Plan of Merger dated February 9, 2010 by and among T.O.D. Taste on Demand Inc., China Environmental Protection Inc., Dragon Path International Limited, and Mr. Weihau Zhao.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 9, 2010	T.O.D. TASTE ON DEMAND INC.

	By:	/s/ David Katzir
Name: David Katzir
Title: Chief Executive Officer